UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2012

CVS CAREMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island 02895

(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 765-1500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on September 19, 2012, the Board of Directors of CVS Caremark Corporation (the “Corporation”) approved a share repurchase program (the “2012 Repurchase Program”) for up to $6.0 billion of the Corporation’s outstanding common stock. The authorization under the 2012 Repurchase Program, which took effect immediately, permits the Corporation to effect the repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchases and/or other derivative transactions.

On September 19, 2012, the Corporation entered into an accelerated share repurchase transaction (the “transaction”) with Barclays Bank PLC (the “seller”). Under the terms of the transaction, the Corporation purchases outstanding shares of common stock from the seller for $1.2 billion. The seller makes an initial delivery of shares to the Corporation shortly after execution of the transaction, and may deliver additional shares to the Corporation at or prior to maturity of the transaction. The total number of shares to be repurchased will be based generally on the average daily volume weighted average price of the stock during the term of the transaction. Under certain circumstances, the Corporation may be required to return to the seller a portion of the initial shares received or make an additional cash payment to the seller. The transaction is scheduled to extend for approximately three months, but it may conclude earlier at the seller’s option, and may be terminated early upon the occurrence of certain events. The agreement for the accelerated share repurchase transaction is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The transaction utilized approximately $1.0 billion authorized under the 2012 Repurchase Program and approximately $200 million that remained authorized under a share repurchase program approved in August 2011 (the “2011 Repurchase Program”), completing the 2011 Repurchase Program. With respect to the remaining approximately $5.0 billion of the 2012 Repurchase Program, there can be no assurance as to the amount, timing or prices of repurchases. The specific timing and amount of repurchases will vary based on market conditions and other factors. The 2012 Repurchase Program may be modified, extended or terminated by the Board of Directors at any time.

From time to time, Barclays Bank PLC and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Corporation for which they have received, or may receive, customary compensation, fees and expense reimbursement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Confirmation between Barclays Bank PLC and CVS Caremark Corporation dated September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

Date:	September 25, 2012	By:	/s/ David M. Denton
			Name:	David M. Denton
			Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Confirmation between Barclays Bank PLC and CVS Caremark Corporation dated September 19, 2012